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                                                                   EXHIBIT 23.14



                      [GARNER & LAWRENCE, LLP LETTERHEAD]









                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the use of our reports, dated September 25, 1998, and January 5, 1998, with respect to the financial statements of Summit Technologies, Inc. included in two Registration Statements (Amendment No. 4 to Form SB-2 and Amendment No. 4 to Form S-4) and related Prospectus of Summit Environmental Corporation, Inc. for the registration of 500,000 common shares (Form SB-2) and 5,810,840 common shares (Form S-4).



                                          /s/ Garner & Lawrence, LLP
                                          -----------------------------------
                                          Garner & Lawrence, LLP


October 8, 1998






                                                                   Exhibit 23.14
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